UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2012

NEW MEDIA INSIGHT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54718

(Commission File Number)

27-2235001

(IRS Employer Identification No.)

28202 N 58th Street, Scottsdale, AZ, 85331

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code:480-275-2294

PO Box 4132, Kailua-Kona, HI 96745-4132

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 31, 2012, David Carpenter and Michael Hay resigned as directors and officers of our company.  Messrs. Carpenter’s and Hay’s resignations were not the result of any disagreements with our company regarding our operations, policies, practices or otherwise

Also effective December 31, 2012, Michael Palethorpe was appointed a director, president, chief executive and financial officer and as secretary of our company.

Mr. Palethorpe has been highly successful in business in a variety of newly emerging industries such as the Technology Industry. He brings both experience and success in both public and private companies and in the for-profit and non-profit worlds. Since 1998 Mr. Palethorpe has founded several successful companies including a US public company and world leader in XML technologies in 1999, the worlds 2nd largest mountain bike web site with over 20,000 unique users a day in 2000, and was Regional Manager of a global educational enterprise, doubling participation in it's courses in 2004 and 2005.

In 2008, Michael was the top US Account Manager with Metasoft Systems, a world leader in Foundation funding for charities, and he vastly expanded their reach and scope in the non-profit world. In 2009 – 2011 Michael managed a team of account managers with substantial sales. He has over 25 years experience in various capacities of both for-profit and non-profit organizations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIA INSIGHT GROUP, INC.

/s/ Michael Palethorpe
Michael Palethorpe
President
Date:	January 22, 2013